UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2017

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 24, 2017, CytoDyn Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which certain matters were submitted to a vote of stockholders. A total of 108,924,077 shares were represented in person or by proxy at the Annual Meeting, out of 152,763,243 shares outstanding and entitled to vote as of the record date. The final results for each of the matters submitted are set forth below. Each of the proposals was approved, except for Proposal 5, which was not approved. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 24, 2017 (the “Proxy Statement”).

Proposal No. 1 – Election of Eight Directors. The stockholders elected eight directors, each for a one-year term:

Nominee	Shares Voted For	Shares Withheld	Broker Non- Votes
Denis R. Burger, Ph.D.	74,653,226	3,664,152	30,606,699
Anthony D. Caracciolo	74,630,992	3,686,386	30,606,699
Gregory A. Gould	74,176,733	4,140,645	30,606,699
Scott A. Kelly, M.D.	75,996,157	2,321,221	30,606,699
A. Bruce Montgomery, M.D.	76,261,441	2,055,937	30,606,699
Jordan G. Naydenov	75,920,831	2,396,547	30,606,699
Nader Z. Pourhassan, Ph.D.	75,658,489	2,658,889	30,606,699
Carl C. Dockery	76,241,285	2,076,093	30,606,699

Proposal No. 2 – Amendment to Increase the Number of Shares Authorized for Issuance Under the 2012 Equity Incentive Plan. The stockholders approved a proposal to amend certain provisions of the 2012 Equity Incentive Plan, as described in the Proxy Statement, including an increase in the number of shares of capital stock authorized for issuance under the 2012 Equity Incentive Plan from 7,000,000 to 15,000,000, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
57,810,711	19,333,027	1,173,640	30,606,699

Proposal No. 3 – Approval of Reverse Stock Split. The stockholders approved a proposal to effect a reverse stock split at a ratio of any whole number between one-for-two and one-for-ten, as determined by the board of directors, and simultaneously reduce the number of authorized shares of common stock to 200,000,000, at any time before August 24, 2018, if and as determined by the board of directors, by the votes set forth in the table below:

For	Against	Abstained
87,398,545	21,211,577	313,955

Proposal No. 4 – Amendment to Certificate of Incorporation to Increase the Number of Authorized Shares. The stockholders approved a proposal to amend the certificate of incorporation of the Company (the “Certificate of Incorporation”) to increase the total number of authorized shares of common stock to 375,000,000, by the votes set forth in the table below:

For	Against	Abstained
93,614,640	14,800,575	508,862

Proposal No. 5 – Amendment to Certificate of Incorporation to Eliminate a Provision that Permits Removal of the Company’s Directors Only With Cause. The stockholders did not approve a proposal to amend the Certificate of Incorporation to eliminate a provision that permits the removal of directors only with cause, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
73,247,233	4,156,801	913,344	30,606,699

Proposal No. 6 – Ratification of Selection of Independent Registered Public Accounting Firm. The stockholders approved the selection of Warren Averett, LLC as independent registered public accounting firm for the fiscal year ending May 31, 2018, by the votes set forth in the table below:

For	Against	Abstained
106,388,575	1,966,762	568,740

Proposal No. 7 –Advisory Vote on Executive Compensation. The stockholders approved the compensation paid to executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
60,290,110	16,413,247	1,614,021	30,606,699

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

August 25, 2017	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer